Exhibit 99.114

North Valley Bancorp Reports Increased Second Quarter Earnings

July 26, 2006 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB) today reported net income for the second quarter of 2006 of $2,294,000, a 15.5% increase from $1,987,000 recorded during the second quarter of 2005. Diluted earnings per share were $0.30, a 15.4% increase over $0.26 per diluted share for the same period in 2005. Net income for the six months ended June 30, 2006 was $4,423,000, a 4.2% increase compared to $4,246,000 recorded for the six months ended June 30, 2005. Diluted earnings per share increased 3.6% to $0.57 from $0.55 diluted earnings per share recorded for the six months ended June 30, 2005.

Key Financial Highlights…

•	Diluted earnings per share up 15.4% for second quarter 2006 compared to second quarter 2005.
•	Loan growth at 6.8%, year-over-year.
•	Net interest income grew $627,000, or 6.2%, in the second quarter of 2006 compared to the second quarter of 2005.
•	Net interest margin (tax equivalent basis) was 5.52% compared to 5.28% for year ago quarter and 5.34% linked quarter.
•	Nonperforming loans were 0.03% of total loans at June 30, 2006.
•	For the second quarter of 2006: Return on Average Equity was 12.82%; Return on Average Tangible Equity was 17.17%; Return on Average Assets was 1.03%.
•	Completed stock repurchase program announced on May 2, 2006 - 300,000 shares at an average price of $17.57.
•	Merged subsidiary Banks effective close of business June 30, 2006.

The Company reported net income for the quarter ended June 30, 2006 of $2,294,000, or $0.30 per diluted share compared to $1,987,000 or $0.26 per diluted share for the quarter ended June 30, 2005. This represents an increase in net income of $307,000, or 15.5%, and an increase in diluted earnings per share of 15.4%, compared to the same period in 2005. The increase in net income for the second quarter of 2006 was driven by an increase in net interest income of $627,000, or 6.2%, to $10,695,000 over net interest income of $10,068,000 in the second quarter of 2005, and an increase in noninterest income of $552,000, or 22.4% for the same period. The increases were partially offset by an increase in noninterest expense of $417,000 or 4.4%, to $9,880,000 over noninterest expense of $9,463,000 in the second quarter of 2005.

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $627,000, or 6.2%, for the quarter ended June 30, 2006 compared to the same period in 2005. This was due to an increase in interest income of $1,674,000, or 13.6%, which was partially offset by an increase in interest expense of $1,047,000. The increase in interest income was due to total average outstanding loans increasing from $581,858,000 in the second quarter of 2005 to $627,975,000 in the same period this year. This represents an increase of $46,117,000, or 7.9%. The Company’s net interest margin was 5.52%, which represents margin expansion of 24 basis points (“bps”) over the net interest margin of 5.28% reported for the second quarter of 2005, and expansion of 18 bps over 5.34% for the linked quarter. Average yields on earning assets increased 83 bps to 7.20% for the second quarter of 2006 and the average rate paid on interest-bearing liabilities increased by 75 bps to 2.11% from the second quarter of 2005. The increase in asset yields was primarily due to the increase in total loans relative to other earning assets coupled with an increase in average loan yields, which increased from 7.08% in 2005 to 7.80% in 2006. “Our net interest margin expanded 18 basis points over the linked quarter as earning asset yields increased and we continued to improve the mix of our earning assets. Looking forward, we anticipate that our cost of funds may incrementally increase more than our asset yields incrementally increase, thus resulting in some margin contraction,” commented Kevin Watson, Chief Financial Officer.

Noninterest income increased $552,000, or 22.4%, for the three months ended June 30, 2006 compared to the three months ended June 30, 2005. The increase was primarily driven by an increase in service charges on deposits which increased $417,000, or 35.1%. In addition, the Company is currently selling its fixed-rate mortgage production in order to maintain a loan portfolio with a shorter overall duration and recorded $85,000 in gains on mortgage loan sales in the second quarter of 2006. Other noninterest income increased $54,000 in the second quarter of 2006 from 2005 levels due mainly to increased fees received for sales of third-party nondeposit investment products.

Noninterest expense totaled $9.9 million for the three months ended June 30, 2006 compared to $9.5 million for the same period in 2005, which is an increase of $417,000 or 4.4%. Salaries and benefits increased by $722,000, or 15.4%, over the second quarter of 2005. Occupancy expense increased from $692,000 in the second quarter of 2005 to $776,000 in the same period in 2006 while other expenses decreased from $3,667,000 in 2005 to $3,146,000 in 2006. The increases in salaries and benefits were due to the hiring of seasoned lending teams that specialize in business lending, as well as the Company’s decision made in 2005 to enhance its infrastructure, most notably in accounting and compliance, to enhance capacity for current and planned future growth.

The loan portfolio increased 6.8% from a year ago to $639,617,000 outstanding at June 30, 2006. Year-over-year and year-to-date loan growth at June 30, 2006 was $40,528,000 and $15,105,000, respectively. The majority of the loan growth was in Commercial Real Estate and Commercial Real Estate Construction generated out of our new Business Banking centers and reflects the benefit of expanding into these new markets.

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $1,217,000 to $223,000, or 0.03% of total loans, at June 30, 2006 from $1,440,000, or 0.24% of total loans, at June 30, 2005. The allowance for loan and lease losses at June 30, 2006 was $8,292,000, or 1.30% of total loans, compared to $7,612,000, or 1.27% of total loans, at June 30, 2005. The increase reflects growth in the loan portfolio and management’s concern for current economic uncertainty in the real estate market and business conditions generally. The allowance for loan and lease losses as a percentage of nonperforming loans was 3718.4% as of June 30, 2006 compared to 528.6% as of June 30, 2005. Other real estate owned at June 30, 2006 was $902,000, consisting of land originally purchased for branch expansion in Yolo County which management has listed for sale due to the acquisition of Yolo Community Bank.

Total deposits decreased $6,660,000 at June 30, 2006 to $722,411,000 compared to $729,071,000 at June 30, 2005. The decrease in deposits was concentrated in DDA and Money Market accounts due in part by a reduction in deposit balances in some sectors, i.e. construction and title company accounts. The Company continues to maintain a strong deposit mix with 26% in noninterest bearing demand deposits, 23% in interest bearing demand deposits, 27% in savings and money market accounts, and 24% in time deposits. “Our industry is facing a very competitive and challenging landscape in which growth has been made difficult.  Notwithstanding, we will continue to be disciplined on both sides of the Balance Sheet.  We have not compromised our credit standards or terms on loan deals and have not disregarded our pricing discipline on our deposit products just for the sake of growth. We are confident that our fundamental strategy on lending and deposit gathering will further enhance the value of our franchise,” remarked Kevin Watson.

Summary

“We continue to focus on gaining efficiencies by reducing costs while still delivering excellent customer service to our clients. During the second quarter, we strengthened our Company by the merger of our two subsidiary banks and we are pleased with our overall results. We want to thank our shareholders, customers, and employees for their continued support,” stated Michael Cushman, President and CEO.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,
Statement of Income Data	2006	2005	$ Change	% Change
Interest income
Loans and leases (including fees)	$12,217	$10,249	$1,968	19.2%
Investment securities	1,722	1,997	(275)	-13.8%
Federal funds sold and other	71	90	(19)	-21.1%
Total interest income	14,010	12,336	1,674	13.6%
Interest expense
Interest on deposits	2,121	1,467	654	44.6%
Subordinated debentures	605	411	194	47.2%
Other borrowings	589	390	199	51.0%
Total interest expense	3,315	2,268	1,047	46.2%
Net interest income	10,695	10,068	627	6.2%
Provision for loan and lease losses	370	180	190	105.6%
Net interest income after provision for loan and lease losses	10,325	9,888	437	4.4%

Noninterest income
Service charges on deposit accounts	1,606	1,189	417	35.1%
Other fees and charges	730	649	81	12.5%
Other	679	625	54	8.6%
Total noninterest income	3,015	2,463	552	22.4%

Noninterest expenses
Salaries and employee benefits	5,414	4,692	722	15.4%
Occupancy	776	692	84	12.1%
Furniture and equipment	544	412	132	32.0%
Other	3,146	3,667	(521)	-14.2%
Total noninterest expenses	9,880	9,463	417	4.4%
Income before provision for income taxes	3,460	2,888	572	19.8%
Provision for income taxes	1,166	901	265	29.4%
Net income	$2,294	$1,987	$307	15.5%

Common Share Data
Earnings per share
Basic	$0.31	$0.27	$0.04	14.8%
Diluted	$0.30	$0.26	$0.04	15.4%

Weighted average shares outstanding	7,449,989	7,411,013
Weighted average shares outstanding - diluted	7,719,934	7,771,277
Book value per share	$9.44	$9.31
Tangible book value	$7.04	$6.81
Shares outstanding	7,258,154	7,411,075

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Six Months Ended June 30,
Statement of Income Data	2006	2005	$ Change	% Change
Interest income
Loans and leases (including fees)	$23,963	$19,706	$4,257	21.6%
Investment securities	3,498	3,996	(498)	-12.5%
Federal funds sold and other	176	261	(85)	-32.6%
Total interest income	27,637	23,963	3,674	15.3%
Interest expense
Interest on deposits	4,131	2,719	1,412	51.9%
Subordinated debentures	1,232	822	410	49.9%
Other borrowings	1,186	756	430	56.9%
Total interest expense	6,549	4,297	2,252	52.4%
Net interest income	21,088	19,666	1,422	7.2%
Provision for loan and lease losses	370	450	(80)	-17.8%
Net interest income after provision for loan and lease losses	20,718	19,216	1,502	7.8%

Noninterest income
Service charges on deposit accounts	3,083	2,322	761	32.8%
Other fees and charges	1,432	1,217	215	17.7%
Other	1,298	1,374	(76)	-5.5%
Total noninterest income	5,813	4,913	900	18.3%

Noninterest expenses
Salaries and employee benefits	11,051	9,374	1,677	17.9%
Occupancy	1,483	1,319	164	12.4%
Furniture and equipment	1,077	973	104	10.7%
Other	6,285	6,231	54	0.9%
Total noninterest expenses	19,896	17,897	1,999	11.2%
Income before provision for income taxes	6,635	6,232	403	6.5%
Provision for income taxes	2,212	1,986	226	11.4%
Net income	$4,423	$4,246	$177	4.2%

Common Share Data
Earnings per share
Basic	$0.59	$0.58	$0.01	1.7%
Diluted	$0.57	$0.55	$0.02	3.6%

Weighted average shares outstanding	7,478,453	7,375,074
Weighted average shares outstanding - diluted	7,772,037	7,787,013
Book value per share	$9.44	$9.31
Tangible book value	$7.04	$6.81
Shares outstanding	7,258,154	7,411,075

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

Balance Sheet Data	June 30, 2006	December 31, 2005	June 30, 2005
Assets
Cash and due from banks	$33,901	$48,294	$36,110
Federal funds sold and other	750	7,800	4,200
Available-for-sale securities - at fair value	145,225	164,258	184,704
Held-to-maturity securities - at amortized cost	88	91	126

Loans and leases net of deferred loan fees	639,617	624,512	599,089
Allowance for loan and lease losses	(8,292)	(7,864)	(7,612)
Net loans and leases	631,325	616,648	591,477

Premises and equipment, net	14,678	14,946	15,291
Other real estate owned	902	902	-
Goodwill and core deposit intangibles, net	17,399	17,690	18,474
Accrued interest receivable and other assets	46,998	47,786	44,794
Total assets	$891,266	$918,415	$895,176

Liabilities and Shareholders' Equity
Deposits:
Demand, noninterest bearing	$186,392	$186,555	$187,255
Demand, interest bearing	166,918	194,735	191,662
Savings and money market	191,763	195,866	197,282
Time	177,338	169,534	152,872
Total deposits	722,411	746,690	729,071
Other borrowed funds	58,500	56,500	66,538
Accrued interest payable and other liabilities	9,863	11,463	8,950
Subordinated debentures	31,961	31,961	21,651
Total liabilities	822,735	846,614	826,210
Shareholders' equity	68,531	71,801	68,966
Total liabilities and shareholders' equity	$891,266	$918,415	$895,176

Asset Quality
Nonaccrual loans and leases	$30	$686	$1,032
Loans and leases past due 90 days and accruing interest	193	67	408
Other real estate owned	902	902	-
Total nonperforming assets	$1,125	$1,655	$1,440

Allowance for loan and lease losses to total loans	1.30%	1.26%	1.27%
Allowance for loan and lease losses to NPL's	3718.39%	1044.36%	528.61%
Allowance for loan and lease losses to NPA's	737.07%	475.17%	528.61%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Selected Financial Ratios	2006	2005	$ Change	% Change
Return on average total assets	1.03%	0.89%	0.99%	0.96%
Return on average shareholders' equity	12.82%	11.91%	12.39%	12.80%
Net interest margin (tax equivalent basis)	5.52%	5.28%	5.44%	5.12%
Efficiency ratio	72.06%	75.52%	73.96%	72.81%

Selected Average Balances
Loans	$627,975	$581,858	$626,436	$569,727
Taxable investments	133,848	171,529	138,392	174,809
Tax-exempt investments	23,386	24,370	23,434	25,405
Federal funds sold and other	5,837	12,480	7,295	20,277
Total earning assets	$791,046	$790,237	$795,557	$790,218
Total assets	$891,933	$892,154	$897,473	$893,933

Demand deposits - interest bearing	$195,005	$196,689	$193,894	$195,462
Savings and money market	172,777	205,852	178,801	206,726
Time deposits	172,251	154,626	171,351	155,432
Other borrowings	88,808	77,112	90,183	76,063
Total interest bearing liabilities	$628,841	$634,279	$634,229	$633,683
Demand deposits - noninterest bearing	$181,143	$180,692	$180,793	$180,590
Shareholders' equity	$71,784	$66,917	$71,997	$66,899

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	June 2006	March 2006	December 2005	September 2005
Interest income	$14,010	$13,627	$13,750	$12,965
Interest expense	3,315	3,234	2,825	2,581
Net interest income	10,695	10,393	10,925	10,384

Provision for loan and lease losses	370	-	200	280
Noninterest income	3,015	2,798	3,234	3,067
Noninterest expense	9,880	10,016	10,171	9,524

Income before provision for income taxes	3,460	3,175	3,788	3,647
Provision for income taxes	1,166	1,046	1,318	1,214
Net Income	$2,294	$2,129	$2,470	$2,433

Earnings per share:
Basic	$0.31	$0.28	$0.33	$0.33
Diluted	$0.30	$0.27	$0.32	$0.31